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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): June 10, 2004

                          ATLAS PIPELINE PARTNERS, L.P.
             (Exact name of registrant as specified in its charter)

        Delaware                       1-14998                 23-3011077
        --------                       -------                 ----------
(State or other jurisdiction         (Commission            (I.R.S. Employer
    of incorporation)                File Number)          Identification No.)


               311 Rouser Road, Moon Township, Pennsylvania 15108
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (412) 262-2830


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Item 5. Other Events and Required FD Disclosure.

         Spectrum Acquisition. As previously announced, Atlas Pipeline Partners, L.P. entered into an agreement on June 10, 2004 to acquire Spectrum Field Services, Inc., whose principal assets include 1,900 miles of natural gas pipelines and a natural gas processing facility in Velma, Oklahoma. The total consideration will be approximately $140 million, including the payment of anticipated taxes due as a result of the transaction. The acquisition agreement is attached as Exhibit 2.1 to this report. Atlas Pipeline Partners expects to complete the acquisition in July 2004, subject to receipt of various approvals and other customary closing conditions. Also as previously announced, Atlas Pipeline Partners currently expects, based upon its evaluation of Spectrum's historical operating results and other information available to it, that the Spectrum acquisition will result in approximately 17% accretion to cash available for distribution. The ultimate level of accretion to cash available for distribution, if any, will depend upon actual operating results following closing of the acquisition.

         Offering of Common Units. Atlas Pipeline Partners is filing a preliminary prospectus supplement to its prospectus dated April 5, 2004, which forms part of its registration statement on Form S-3 (SEC Registration No. 333-113523), in order to offer 2,100,000 common units. The underwriters also have an option to purchase up to an additional 315,000 common units to cover over-allotments, if any. In connection with the offering, Atlas Pipeline Partners is filing the financial statements of Spectrum Field Services and the pro forma financial statements of Atlas Pipeline Partners described in this report, and the consent of independent registered public accounting firm attached as Exhibit 23.1 to this report.

         Second Quarter Earnings. Atlas Pipeline Partners currently expects to report revenues, earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income and net income per limited partner unit - basic and diluted to be $4.5 million, $3.4 million, $2.8 million and $.47, respectively for the second fiscal quarter ended June 30, 2004. Results for the second quarter are still being finalized and Atlas Pipeline Partners anticipates releasing final second quarter earnings in early August 2004. Atlas Pipeline Partners' actual results could vary from those currently expected.

         Atlas Pipeline Partners defines EBITDA as earnings before interest, taxes, depreciation, depletion and amortization. EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles in the United States, or GAAP. Although not prescribed under GAAP, Atlas Pipeline Partners believes the presentation of EBITDA is relevant and useful because it helps its investors to understand its operating performance and makes it easier to compare its results with other companies that have different financing and capital structures or tax rates. EBITDA should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance or cash flows from operating activities or as a measure of liquidity. EBITDA, as Atlas Pipeline Partners calculates it, may not be comparable to EBITDA measures reported by other companies. In addition, EBITDA does not represent funds available for discretionary use. The following reconciles EBITDA to net income for the second fiscal quarter ended June 30, 2004:

                                                              (in thousands)
        Net income.........................................     $     2,773
        Plus:
           Interest expense................................              64
           Depreciation and amortization...................             592
                                                                -----------
             EBITDA........................................     $     3,429
                                                                ===========

         Hedging. Atlas Pipeline Partners has been advised by Atlas America, Inc. that Atlas America has hedged 57% of its anticipated production in the remainder of 2004 at a price of $6.05 per mcf, has hedged 41% of its anticipated production in 2005 at a price of $6.61 per mcf and has hedged 36% of its anticipated production in the first quarter of 2006 at a price of $6.69 per mcf. Hedging by Atlas America affects Atlas Pipeline Partners in that Atlas Pipeline Partners receives transportation fees from Atlas America generally based upon a percentage of the selling price received by Atlas America, and Atlas America provides substantially all of the natural gas Atlas Pipeline Partners transports. All of Atlas America's hedges are physical hedges.

         Atlas Pipeline Partners also has been advised by Spectrum Field Services that Spectrum has hedged 30% of its share of anticipated residue natural gas production in the remainder of 2004 at a price of $5.35 per mcf, 70% of its share of anticipated residue natural gas production in 2005 at a price of $6.16 per mcf, and 70% of its share of anticipated natural gas liquids production at a price of $0.54 per gallon.

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Item 7. Financial Statements and Exhibits

         (a)      Financial Statements

                  The balance sheets of Spectrum Field Services, Inc. as of December 31, 2003 and 2002, the related statements of operations, comprehensive income (loss), changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2003 and the related notes, together with the report of the independent registered public accounting firm, and the unaudited inteim balance sheet as of March 31, 2004, the unaudited interim statements of operations and accumulated deficit, comprehensive income
                  (loss), changes in shareholders' equity and cash flows for the three months ended March 31, 2004 and 2003 and the related notes are filed as Exhibit 99.1 of this report.

         (b)      Pro Forma Financial Information

                  The unaudited pro forma balance sheet of Atlas Pipeline Partners, L.P. as of March 31, 2004, statement of operations for the year ended December 31, 2003 and the three months ended March 31, 2004 and the related notes are filed as
                  Exhibit 99.2 of this report.

         (c)      Exhibits

                  2.1      Securities Purchase Agreement dated June 10, 2004.

                  23.1     Consent of Grant Thornton LLP (Atlas Pipeline
                           Partners)

                  23.2     Consent of Grant Thornton LLP (Spectrum Field
                           Services)

                  99.1     Financial statements of Spectrum Field Services, Inc.

                  99.2 Unaudited Pro Forma Financial Statements of Atlas Pipeline Partners, L.P.

Item 12. Results of Operations and Financial Condition.

         Atlas Pipeline Partners has provided earnings information for the second fiscal quarter of 2004 in Item 5 of this Form 8-K. Such information is to be considered filed under the Securities Exchange Act of 1934, as amended.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     ATLAS PIPELINE PARTNERS, L.P.

                                     By: Atlas Pipeline Partners GP, LLC
                                         Its General Partner
Date:  July 12, 2004
                                     By: /s/ Michael L. Staines
                                     President and Chief Operating Officer